Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO FINANCING AGREEMENT

AMENDMENT NO. 1 TO FINANCING AGREEMENT, dated as of November 4, 2016 (this “Amendment”), is an amendment to the Financing Agreement, dated as of January 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Accuray Incorporated, a Delaware corporation (the “Administrative Borrower”), TomoTherapy Incorporated, a Wisconsin corporation (“TomoTherapy”), and together with the Administrative Borrower, each a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Administrative Borrower listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Administrative Borrower, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.                                 Defined Terms. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.                                 Amendments.

(a)                                 New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

“First Amendment” means Amendment No. 1 to Financing Agreement, dated as of November 4, 2016, among the Administrative Borrower, the Agents and the Lenders.

“First Amendment Effective Date” means the date on which the First Amendment shall become effective in accordance with its terms.

(b)                                 Existing Definitions.

(i)                                     Clause (b)(vi) of the definition of “Consolidated EBITDA” is hereby amended and restated to read in its entirety as follows:

“any fees or expenses paid in connection with the execution and delivery of (a) the Loan Documents on the Effective Date, to the extent paid in cash during such period (and not capitalized in accordance with GAAP), in an aggregate amount not to exceed $100,000 during the term of this Agreement and (b) the First Amendment on the First Amendment Effective Date, to the extent paid in cash during such period (and not capitalized in accordance with GAAP), in an aggregate amount not to exceed $300,000 during the term of this Agreement,”

(c)                                  Section 7.03(a) (Consolidated EBITDA). Section 7.03(a) of the Financing Agreement is hereby amended by amending and restating the table set forth therein to read as follows:

“Fiscal Quarter End	Consolidated EBITDA
September 30, 2016	$26,150,000
December 31, 2016	$25,000,000
March 31, 2017	$29,000,000
June 30, 2017	$37,100,000
September 30, 2017	$37,100,000
December 31, 2017	$37,100,000
March 31, 2018	$37,100,000
June 30, 2018	$48,200,000
September 30, 2018	$48,200,000
December 31, 2018	$48,200,000
March 31, 2019	$48,200,000
June 30, 2019	$60,700,000
September 30, 2019	$60,700,000
December 31, 2019	$60,700,000
March 31, 2020	$60,700,000
June 30, 2020 and the last day of each fiscal quarter ended thereafter	$73,050,000	”

(i)                                     Section 7.03(b) (Secured Leverage Ratio). Section 7.03(b) of the Financing Agreement is hereby amended by amending and restating the table set forth therein to read as follows:

“Fiscal Quarter End	Secured Leverage Ratio
September 30, 2016	2.60:1.00
December 31, 2016	2.50:1.00
March 31, 2017	2.10:1.00
June 30, 2017	1.65:1.00
September 30, 2017	1.75:1.00
December 31, 2017	1.75:1.00
March 31, 2018	1.75:1.00
June 30, 2018	1.25:1.00

“Fiscal Quarter End	Secured Leverage Ratio
September 30, 2018	1.25:1.00
December 31, 2018	1.25:1.00
March 31, 2019	1.25:1.00
June 30, 2019	0.95:1.00
September 30, 2019	0.95:1.00
December 31, 2019	0.95:1.00
March 31, 2020	0.95:1.00
June 30, 2020 and the last day of each fiscal quarter ended thereafter	0.75:1.00”

(d)                                 Section 7.03(c) (Total Leverage Ratio). Section 7.03(c) of the Financing Agreement is hereby amended by amending and restating the table set forth therein to read as follows:

“Fiscal Quarter End	Total Leverage Ratio
September 30, 2016	6.95:1.00
December 31, 2016	7.10:1.00
March 31, 2017	6.10:1.00
June 30, 2017	4.75:1.00
September 30, 2017	4.85:1.00
December 31, 2017	4.85:1.00
March 31, 2018	4.85:1.00
June 30, 2018	3.65:1.00
September 30, 2018	3.65:1.00
December 31, 2018	3.65:1.00
March 31, 2019	3.65:1.00
June 30, 2019	2.85:1.00
September 30, 2019	2.85:1.00
December 31, 2019	2.85:1.00
March 31, 2020	2.85:1.00
June 30, 2020 and the last day of each fiscal quarter ended thereafter	2.30:1.00”

3.                                      Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agents, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agents is hereinafter referred to as the “First Amendment Effective Date”):

(a)                                               Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in this Amendment, Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the First Amendment Effective Date are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)                                           Execution of Amendment. The Agents and the Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Administrative Borrower.

(c)                                            Payment of Fees, Etc. The Administrative Borrower shall have paid on or before the First Amendment Effective Date all fees, costs and expenses then payable by the Borrowers pursuant to the Loan Documents, including, without limitation, Section 12.04 of the Financing Agreement.

(d)                                           Delivery of Documents. The Collateral Agent shall have received on or before the First Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the First Amendment Effective Date:

(i)                                   a copy of the resolutions of the Administrative Borrower, certified as of the First Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the transactions contemplated hereby and (B) the execution, delivery and performance by the Administrative Borrower of this Amendment, the performance of the Loan Documents as amended thereby;

(ii)                                a certificate of an Authorized Officer of the Administrative Borrower, certifying the names and true signatures of the representatives of the Administrative Borrower authorized to sign this Amendment, together with evidence of the incumbency of such authorized officers; and

(iii)                             a certificate of an Authorized Officer of the Administrative Borrower, certifying as to the matters set forth in subsection (a) of this Section 3.

(e)                                            Amendment Fee. The Administrative Agent shall have received an amendment fee equal to $300,000, which fee is fully earned and payable upon execution of this Amendment.

(f)                                             Optional Prepayment of Loan. The Administrative Borrower (on behalf of the Borrowers) shall have made an optional prepayment of the Loan in a principal amount of not less than $5,000,000 on the First Amendment Effective Date. The Lenders hereby agree (A) to waive the Applicable Premium due in connection with the foregoing payment and (B) that the notice requirements of Section 2.05(b) of the Financing Agreement with respect to the foregoing prepayment are hereby deemed waived.

4.                                      Representations and Warranties. The Administrative Borrower represents and warrants as follows:

(a)                                           Organization, Good Standing, Etc. The Administrative Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)                                           Authorization, Etc. The execution, delivery and performance by the Administrative Borrower of this Amendment, and the performance of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents or any applicable Requirement of Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(c)                                            Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance of this Amendment by the Administrative Borrower, and the performance of the Financing Agreement, as amended hereby.

(d)                                           Enforceability of the First Amendment. This Amendment and the Financing Agreement, as amended hereby, when delivered hereunder, will be a legal, valid and binding obligation of the Administrative Borrower, enforceable against the Administrative Borrower in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

5.                                      Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral. The foregoing release does not release or discharge, or operate to waive performance by, the Agents or the Lenders of their express agreements and obligations stated in the Loan Documents on or after the First Amendment Effective Date.

6.                                      Reaffirmation. The Administrative Borrower (on behalf of the Borrowers) hereby reaffirms its obligations under each Loan Document to which it is a party. The Administrative Borrower (on behalf of the Borrowers) hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

7.                                      Miscellaneous.

(a)                                           Continued Effectiveness of the Financing Agreement and the Other Loan Documents. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (i) all references in the Financing Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment. To the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents and the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)                                           Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c)                                            Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)                                           Costs and Expenses. The Borrower agrees to pay on demand all fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(e)                                            First Amendment as Loan Document. The Administrative Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by the Administrative Borrower under or in connection with this Amendment, which representation or warranty is (A) subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any respect when made or deemed made, or (B) not subject to a materiality or a Material Adverse Effect qualification, shall have been incorrect in any material respect when made or deemed made or (ii) the Administrative Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f)                                             Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g)                                            Governing Law. This Amendment shall be governed by the laws of the State of New York.

(h)                                           Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the Administrative Borrower (on behalf of the Borrowers) has caused this Amendment to be executed and delivered by its respective duly authorized officers as of the date first written above.

ADMINISTRATIVE BORROWER:

ACCURAY INCORPORATED
.

	By:	/s/ Kevin Waters
Name: Kevin Waters
Title: Chief Financial Officer

First Amendment

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel E. Wolf
	Name:	Daniel E. Wolf
	Title:	CEO

First Amendment

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS AUS LEVERED HOLDINGS LP
By:	CAL I GP Holdings LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS AUS LEVERED II LP
By:	CAL II GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ICQ LEVERED LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

First Amendment

CERBERUS KRS LEVERED LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS LOAN FUNDING XV L.P.
By:	Cerberus ICQ GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS N-1 FUNDING LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. wolf
Title: Vice President

CERBERUS SWC LEVERED II LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

First Amendment